EXHIBIT 10.1

AXESSTEL, INC.

CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January 8, 2004 by and among Axesstel, Inc., a Nevada corporation (the “Company”), North America Venture Fund II, L.P. (the “Investor”), and for purposes of Section 7.2 only, Mike HP Kwon (“Kwon”) and Satoru Yukie (“Yukie”).

1. AGREEMENT TO PURCHASE AND SELL STOCK.

1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the sale and issuance, pursuant to the terms and conditions of this Agreement, of a convertible promissory note of the Company in the form attached hereto as Exhibit A (the “Note”) in the principal amount of One Million Dollars ($1,000,000), convertible into shares of the Company’s Common Stock at the price of Two Dollars ($2.00) per share, as may be adjusted pursuant to Section 2.4 of the Note. The shares of Common Stock issuable upon conversion of the Note are hereinafter referred to as the “Conversion Shares”.

1.2 Agreement to Purchase and Sell. Subject to the terms and conditions set forth herein, the Company agrees to sell to the Investor at the Closing, and the Investor agrees to purchase from the Company at the Closing, the Note.

2. CLOSING.

2.1 The Closing. The purchase and sale of the Note will take place at the offices of Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121, at 10:00 AM local San Diego time on January 8, 2004 (the “Closing Date”), or at such other time and place as the Company and the Investor mutually agree upon (which time and place are referred to in this Agreement as the “Closing”). At the Closing, the Company will deliver to the Investor the Note against delivery to the Company by the Investor of $1,000,000, paid by (a) check payable to the Company’s order, (b) wire transfer of funds to the Company or (c) any combination of the foregoing.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that, except as set forth in the Disclosure Schedule (the “Disclosure Schedule”) attached hereto (which Disclosure Schedule shall be deemed to be representations and warranties to the Investor by the Company under this Section and to qualify each of the representations and warranties set forth herein), the statements in the following paragraphs of this Section 3 are all true and correct:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own its properties and conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects, condition or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (the “Business”) (such effect referred to as a “Material Adverse Effect”).

3.2 Capitalization. Immediately before the Closing the capitalization of the Company will consist of the following:

(a) Common Stock. A total of Fifty Million (50,000,000) authorized shares of Common Stock, of which approximately Six Million Five Hundred Thirty Two Thousand (6,532,000) shares are issued and outstanding. There are no shareholder agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party, or to the knowledge of the Company, between or among any of the Company’s shareholders.

(b) Options, Warrants, Reserved Shares. Except for: (i) Three Million Three Hundred Sixty Nine Thousand Seventy-Six (3,369,076) shares of Common Stock issuable upon exercise of options outstanding as of October 31, 2003, (ii) One Million Five Hundred Fifty One Thousand One Hundred Seventy-One (1,551,171) additional shares of Common Stock reserved for issuance under the Company’s Stock Option Plans, and (iii) warrants to purchase an aggregate of Four Million Four Hundred Forty Five Thousand Thirty-Eight (4,445,038) shares of Common Stock, there are not outstanding any options, warrants, rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock. Except as set forth in the Disclosure Schedule, the Company has not entered into any discussion with respect to entering into any arrangement to purchase or acquire from the Company any shares of its capital stock or securities convertible or exercisable into its capital stock.

3.3 Subsidiaries.

(a) Except for the subsidiaries of the Company listed on the Disclosure Schedule, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

(b) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Filings (as defined below), and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

3.4 Due Authorization; No Violation. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of the Note and the Conversion Shares issuable upon conversion of the Note, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies. Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of the Articles of Incorporation or the Bylaws of the Company or any of its subsidiaries, (b) conflict with, result in a violation or breach of, or cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company is a party, which default could reasonably be expected to have a Material Adverse Effect or (c) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any governmental authority, in each case applicable to the Company or its properties or assets.

3.5 Valid Issuance. The Note, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein and the Conversion Shares when issued upon conversion of the Note, will be duly executed and delivered and validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights of any third party or shareholder of the Company.

3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any court on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Note, or the consummation of the transactions contemplated by this Agreement, except for qualifications or filings under the Securities Act of 1933, as amended (the “Act”) and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Act, and all other applicable securities laws as may be required in connection with the transactions contemplated by Section 8 of this Agreement. All such qualifications, other than the Shelf Registration Statement, will be effective at the Closing, and all such filings will be made within the time prescribed by law.

3.7 Absence of Changes. After the respective dates as of which information is given in the Company’s Proxy Statement for the annual meeting of shareholders held on September 30, 2003, the Company’s Annual Report on Form 10-KSB for the period ended December 31, 2002, and the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, respectively (such documents, together with the Disclosure Schedule, referred to collectively as the “Disclosure Documents”), there has not been (a) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (b) any transaction or event that is material to the Company, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, (d) any change in the outstanding indebtedness of the Company that is material to the Company, (e) any dividend declared, paid or made on the capital stock of the Company, (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained which could reasonably be expected to have a Material Adverse Effect, or (g) any material change in the accounting methods or practices followed by the Company.

3.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending (or, to the best of the Company’s knowledge, currently threatened) against the Company or any of its subsidiaries or any of their respective activities, properties or assets, which (a) might prevent the consummation of the transactions contemplated hereby or (b) if adversely resolved against the Company, could reasonably be expected to have a Material Adverse Effect.

3.9 Listing. The Company’s Common Stock is listed on the OTC Bulletin Board System (the “OTCBB”). The Company has not received any notification that the Commission or the OTCBB is contemplating the termination of such registration or listing. Before the Shelf Registration Statement (as defined in Section 8.2) is declared effective by the Commission, the Conversion Shares will, if required by the listing rules of the OTCBB, have been approved for quotation on the OTCBB, subject to notice of issuance.

3.10 Exchange Act Filings. The Company has filed in a timely manner all reports and other information required to be filed (“Filings”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the preceding twelve calendar months. On their respective dates of filing, the Filings complied as to form in all material respects with the requirements of the Exchange Act, and the published Rules and Regulations of the Commission promulgated thereunder. On their respective dates of filing, the Filings did not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, not misleading, and all financial statements contained in the Filings fairly present the financial position of the Company and its consolidated subsidiaries on the dates of such statements and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved and prior periods.

3.11 Disclosure. The representations and warranties made by the Company in this Agreement (including the Disclosure Schedule) and the Filings when read together do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements herein as a whole not misleading.

3.12 Governmental Permits, Etc. The Company and its subsidiaries possess all licenses, franchises, governmental approvals, permits or other governmental authorizations (collectively, “Authorizations”) necessary to conduct the business now operated by them, except for those Authorizations the failure of which to possess would not, separately or in the aggregate, have a Material Adverse Effect. To the best of the Company’s knowledge, the Company and its subsidiaries are in compliance with the terms of all Authorizations and all laws, ordinances, regulations and decrees applicable to their business, except for such non-compliance which does not, separately or in the aggregate, have a Material Adverse Effect.

3.13 Insurance. The Company is covered by insurance with companies that are reputable and in such amounts and covering such risks as it believes to be adequate for the conduct of its business and the value of its properties and which, it believes, is customary for companies engaged in similar businesses in similar industries. The Company has no knowledge that any such carrier has grounds or intends to cancel or fail to renew such policies.

3.14 Intellectual Property. The Company and its subsidiaries own or possess the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other rights or interests in items of intellectual property as are necessary for the operation of the business operated by the Company and its subsidiaries (the “Patent and Proprietary Rights”), except where the failure to own or possess such rights would not have a Material Adverse Effect; the Company has not received notice of any asserted rights with respect to any of the Patent and Proprietary Rights which, if determined unfavorably with respect to the interests of the Company would have a Material Adverse Effect; and the Company has not received notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any of the Patent or Proprietary Rights, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would result in a Material Adverse Effect.

3.15 Employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his or their employment with the Company, nor does the Company have any present intention to terminate the employment of any officer, key employee or group of key employees.

3.16 Title to Assets. The Company and its subsidiaries have good and marketable title to all personal property owned by them that is material to their respective businesses, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its subsidiaries are in material compliance.

3.17 Solvency. Based on the financial condition of the Company on a consolidated basis as of the Closing Date and assuming the Closing has occurred, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted as disclosed in the Company’s Annual Report on Form 10-KSB for the period ending December 31, 2002 including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.18 Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, no registration under the Act is required for the offer and sale of the Note by the Company to the Investor.

3.19 Investment Company. The Company is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.20 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Act) the Note or any security of the same class or series as the Note or (ii) has offered or will offer or sell the Note in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Note except for this Agreement.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INVESTOR. The Investor hereby represents and warrants, severally and not jointly, to, and agrees with, the Company, that:

4.1 Authorization. All corporate action on the part of the Investor and its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Investor under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

4.2 Purchase for Own Account. The Note to be purchased by the Investor hereunder will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor also represents that it has not been formed for the specific purpose of acquiring the Note.

4.3 Disclosure of Information. The Investor has received a copy of the Disclosure Documents and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access.

4.4 Investment Experience. The Investor understands that the purchase of the Note involves substantial risk. The Investor has experience as an investor in securities of companies in the development stage and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Note and protecting its own interests in connection with this investment.

4.5 Accredited Investor Status. The Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.6 Restricted Securities. The Investor understands that the Note and the Conversion Shares are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and the Rules and Regulations such securities may be resold without registration under the Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 of the Act and understands the resale limitations imposed thereby and by the Act. The Investor understands that the Company is under no obligation to register the Conversion Shares except as provided in Section 8 below.

4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Conversion Shares unless and until:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and the provisions of Section 8 of this Agreement; or

(b) such disposition will not require registration of such securities under the Act and (i) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) the Investor shall have furnished the Company, at the expense of the Company, with an opinion of counsel, reasonably satisfactory to the Company.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any routine transfer of any Conversion Shares in compliance with Rule 144 or Rule 144A, or (ii) for any transfer of Conversion Shares by the Investor to (A) a partner of such partnership or shareholder of such corporation, or (B) the estate of any such partner or shareholder, provided, that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

4.8 Legends. It is understood that the certificates evidencing the Conversion Shares will bear the legends set forth below:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

“ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b) THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF, AND MAY HAVE CERTAIN REGISTRATION RIGHTS PURSUANT TO, THE PROVISIONS OF A PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, WHICH MAY RESTRICT THE TRANSFER OF SUCH SHARES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY’S PRINCIPAL OFFICE.

(c) Any legend that counsel to the Company reasonably deems appropriate under the laws of the State of Nevada.

The legends set forth in (a) and (b) above shall, upon the request of the Investor, be promptly removed by the Company from any certificate evidencing Conversion Shares upon delivery to the Company of an opinion of counsel to the Company, that the legended security can be freely transferred in a public sale without a registration statement being in effect under the Act and in compliance with exemption requirements under applicable state securities laws and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Conversion Shares; provided, however, that no such opinion shall be required in connection with routine sales of Conversion Shares pursuant to the Shelf Registration Statement (as defined below). In connection with any such opinion, the Investor shall provide such certifications as may be reasonably be deemed necessary for the delivery of such opinion.

4.9 No Shorting. Neither the Investor nor any of its affiliates, agents or investment partners has, or caused any person to, directly or indirectly, engage in “short sales” of the Company’s Common Stock or any other hedging strategies with respect to the Company’s Common Stock.

5. CONDITIONS TO INVESTOR’S OBLIGATIONS AT CLOSING. The obligations of the Investor under Section 2 of this Agreement to purchase the Note at the Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, and the Company shall use all reasonable efforts to cause such conditions to be satisfied on or before the Closing:

5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the

Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3 Compliance Certificate. The Company shall have delivered to the Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, Chief Financial Officer or Secretary certifying that the conditions specified in Sections 5.1 and 5.2 and 5.7 have been fulfilled.

5.4 Registration; Securities Exemptions. The offer and sale of the Note to the Investor pursuant to this Agreement shall be exempt from the registration requirements under the Act, as amended, and the rules thereunder and the registration and/or qualification requirements of all other applicable state securities laws (the “Law”).

5.5 Nikko and Wistron Investment. Nikko Antfactory K.K. (“Nikko”) and Wistron NeWeb, or their respective affiliates, shall have purchased a minimum of Two Million Dollars ($2,000,000) of shares of the Company’s Common Stock.

5.6 Legal Opinion. The Investor shall have received from counsel for the Company the legal opinions, dated as of the Closing, attached hereto as Exhibit B.

5.7 No Material Change. There shall have been no Material Adverse Change from the date of this Agreement.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company under this Agreement to sell the Note to the Investor at the Closing are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by the Investor, and the Investor shall use all reasonable efforts to cause such conditions to be satisfied on or before the Closing:

6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2 Payment of Purchase Price. The Investor shall have delivered to the Company the purchase price for the Note in accordance with the provisions of Section 2.

7. COVENANTS OF THE PARTIES.

7.1 Reduction in Number of Outstanding Convertible Securities. Within the first 90 days after the Closing, the Company will use commercially reasonable efforts to reduce the number of outstanding warrants and options to purchase shares of Common Stock of the Company and the total number of shares subject to outstanding warrants to purchase Common Stock of the Company together equal 20% of the Company on a fully diluted basis. The

Company shall not be required to take any action in connection with this agreement that would have adverse tax consequences on the Company or any optionee or warrant holder.

7.2 Lock-Ups. Yukie represents and warrants that he currently owns a warrant to purchase One Million Two Hundred Ten Thousand Three Hundred Sixty-Seven (1,210,367) shares of Common Stock of the Company (the “Yukie Warrant”). Yukie agrees that for a period of one year from the Closing he will not sell or otherwise transfer the Yukie Warrant or the shares issuable upon exercise or conversion of the Yukie Warrant. Kwon represents and warrants that he currently owns a warrant to purchase One Million One Hundred Twenty-Two Thousand Six Hundred Seventy-One (1,122,671) shares of Common Stock of the Company (the “Kwon Warrant”). Kwon agrees that for a period of one year from the Closing he will not sell or otherwise transfer the Kwon Warrant or the shares issuable upon exercise or conversion of the Kwon Warrant, without the written consent of the Investor holding a majority of the Shares purchased hereunder.

7.3 Confidentiality. The Company and the Investor agree that the terms of that certain Confidentiality Agreement between the parties, dated October 2003, shall remain in full force and effect for a period of one (1) year from the date of the Closing.

7.4 Board Observer. The Company and the Investor agree that for so long as Nikko, the Investor and their respective affiliates together own Common Stock or securities convertible into Common Stock in an amount equal to an aggregate of at least 5% of the Company’s capital stock, determined on a fully diluted basis, the Investor and Nikko shall together have the right to appoint one observer to attend all meetings of the Board of Directors of the Company (the “Board Observer”). The Board Observer shall be entitled to the same notice, information and materials provided to members of the Board of Directors in connection with such meetings.

7.5 Periodic Reporting. The Company will use its best efforts to make all future Filings in a timely manner and in accordance with the requirements of the Exchange Act and the Rules and Regulations of the Commission.

8. REGISTRATION RIGHTS.

8.1 Definitions. For purposes of this Agreement:

(a) Form S-2. The term “Form S-2” means such form under the Act as is in effect on the date hereof or any successor registration form under the Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(b) Holder. The term “Holders” shall mean holders of Registrable Securities that have registration rights pursuant to this Agreement.

(c) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

(d) Registrable Securities. The term “Registrable Securities” means: (1) all of the Conversion Shares, and (2) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Conversion Shares; provided, however, that the term “Registrable Securities” shall exclude in all events (and such securities shall not constitute “Registrable Securities”) (i) any Registrable Securities sold or transferred by a person in a transaction in which the registration rights granted under this Agreement are not assigned in accordance with the provisions of this Agreement, (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the Commission or sold pursuant to Rule 144 promulgated under the Act (“Rule 144”) or (iii) as to any Holder, the Registrable Securities held by such Holder if all of such Registrable Securities can be publicly sold without volume restriction within a three-month period pursuant to Rule 144.

(e) Prospectus: The term “Prospectus” shall mean the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(f) Shelf Registration Statement. See Section 8.2(a).

8.2 Form S-2 Shelf Registration.

(a) Registration. The Company shall prepare and file with the Commission within forty-five (45) days following the Closing and use all reasonable efforts to have declared effective as soon as practicable thereafter, a registration statement on Form S-2 (or, if the Company is not then eligible to use Form S-2, then another appropriate form) providing for the resale by the Holders of all of the Registrable Securities (the “Shelf Registration Statement”). The Shelf Registration Statement may include securities other than those held by Holders. The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective (subject to Section 8.2(b)), pursuant to the Act and the Rules and Regulations promulgated thereunder, until (i) the date when such Registrable Securities cease to meet the definition of Registrable Securities pursuant to Section 8.1, or (ii) the Company’s obligations hereunder terminate (the “Permitted Window”). In the event that the Shelf Registration Statement shall cease to be effective, the Company shall promptly prepare and file a new registration statement covering the Registrable Securities and shall use its best efforts to have such registration statement declared effective as soon as possible. Any such registration statement shall be considered a “Shelf Registration Statement” hereunder. The registration rights granted hereunder are not subject or subordinate to any prior registration rights granted to any other securityholder of the Company.

(b) Blackout Notice. In the event (i) that the Company concludes that it is necessary for the Company to supplement the Prospectus or make an appropriate filing under the Exchange Act so as to cause the Prospectus to become current, or (ii) that, in the reasonable and good faith judgment of the President, Chief Executive Officer or the Company’s Board of Directors, it is advisable to suspend the use of the Prospectus for a discrete period of time due to material undisclosed pending corporate developments or pending public filings with the Commission (which need not be described in detail), the Company shall deliver a written notice (the “Blackout Notice”) to each Holder to the effect of the foregoing and, upon delivery of the Blackout Notice, each Holder shall not sell any Conversion Shares or any other securities of the Company that are held by such Holder, shall not otherwise engage in any other disposition with respect to the Company’s securities, and shall not disclose to any third party that such a notice has been given or the contents of the notice. The Permitted Window shall resume upon the Holders’ receipt of copies of the supplemented or amended Prospectus, or at such time as each Holder is advised in writing by the Company that the Prospectus may be used, and at such time as each Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and which are required to be delivered as part of the Prospectus. In any event, such restrictions shall terminate no later than 45 days after the date of delivery of the Blackout Notice. If the Company has delivered a Blackout Notice within 90 days of the date that it delivers another Blackout Notice pursuant this section, then the 45-day time period set forth in the preceding sentence shall be shortened so that the restrictions imposed by the Blackout Notice shall expire no later than 10 days after delivery of such Blackout Notice.

(c) Expenses. The registration fees and expenses incurred by the Company in connection with the Shelf Registration Statement and actions taken by the Company in connection with each Permitted Window shall be borne by the Company. Each Holder shall be responsible for any fees and expenses of its counsel or other advisers.

8.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Furnish to each Holder such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

(b) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(c) Notify each Holder promptly (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

8.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 8.2 that each Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

8.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of such Holder, each person, if any, who controls a Holder and any underwriter (as defined in the Act) acting on behalf of a Holder (such persons and entities referred to as “Holder Indemnified Parties”), against any losses, expenses, damages or liabilities to which they may become subject under the Act, the Exchange Act or other federal or state law (a “Loss”), insofar as such Losses (or actions in respect thereof) arise out of any claim, action or proceeding brought by a third party arising out of or based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant to this Section 8 or the omission or alleged omission to state in a registration statement filed pursuant to this Section 8 a material fact required to be stated therein, or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus filed pursuant to this Section 8 (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii) any violation or alleged violation by the Company of the Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such registration statement;

and the Company will reimburse each Holder Indemnified Party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss, if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by the Holder Indemnified Party; and provided further, that the Company will not be liable for the reasonable legal fees and expenses of more than one counsel to the Holder Indemnified Parties.

(b) By the Holders. To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act (such persons and entities referred to as “Company Indemnified Parties”) against any Losses to which such Company Indemnified Parties may become subject under the Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holders expressly for use in connection with such registration statement; and the Holders will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Parties in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holders; provided further, that the Holders shall not be liable for the reasonable legal fees and expenses of more than one counsel to the Company Indemnified Parties; and provided further, that the total amounts payable in indemnity by the Holders under this subsection in respect of any Violation shall not exceed the net proceeds received by the Holders in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to a majority in interest of the indemnified parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party has been advised in writing by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section to the extent such delay caused material prejudice to the indemnified party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) of the Commission (the “Final Prospectus”), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished in a timely manner to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

(e) Survival. The obligations of the Company and the Holder under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

8.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, for so long as each Holder owns any Registrable Securities, the Company agrees to:

(a) Make and keep adequate, current public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) So long as such Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

8.7 Termination of the Company’s Obligations. The Company shall have no obligation to register, or maintain, a registration statement governing Registrable Securities, (i) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement, or (ii) with respect to any particular Holder, at such time as all Registrable Securities held by such Holder may be sold without any volume restrictions within a three month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule.

8.8 Piggyback Registrations.

(a) The Company shall use its best efforts to notify all Holders of Registrable Securities in writing at least twenty (20) days before filing any registration statement under the Act for purposes of effecting an underwritten public offering by the Company of securities of the Company (excluding registration statements relating to any employee benefit plan or a corporate merger, acquisition or reorganization, or any Form S-3 or similar shelf registration statements relating to the non-underwritten offer and sale of securities for the account of persons or entities other than the Company) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any such registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Holders’ rights to include any Registrable Securities in any offering under this Section are subject in all events to the ability of the managing underwriter for such offering to exclude some or all of the Registrable Securities requested to be registered on the basis of a good faith determination that inclusion of such securities might adversely affect the success of the offering or otherwise adversely affect the Company. Any such exclusion shall be pro rata among all Holders who have requested to sell Registrable Securities in such registration.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting and shall furnish such information and documents as the Company or the managing underwriter or underwriters may reasonably request. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude Registrable Securities from the registration and the underwriting, pro rata among all Holders who have requested to sell Registrable Securities in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Expenses. The Holders shall be responsible for their pro rata share of registration fees and underwriters’ and brokers’ discounts and commissions relating to any Registrable Securities included in such registration. Other registration expenses (such as legal and accounting fees of counsel to the Company, printing fees, road show expenses, and the like) shall be shall be borne by the Company.

(d) Number of Piggyback Registrations. The piggyback registration rights granted to the Holders under this Section shall apply to the first three registrations filed by the Company after the Closing (excluding any registrations filed under Section 8.2 of this Agreement.

9. ASSIGNMENT. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 8 hereof may be assigned only to a party who acquires from such Holder at least One Hundred Thousand (100,000) shares of Registrable Securities (as such number may be adjusted to reflect subdivisions, combinations and stock dividends of the Company’s Common Stock), (such party is referred to as an “Assignee”); provided, however, that (i) no party may be assigned any of the foregoing rights until the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the Assignee and identifying the securities of the Company as to which the rights in question are being assigned; (ii) that any such Assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement; and (iii) no such assignment or assignments shall increase the obligations of the Company hereunder.

10. MISCELLANEOUS.

10.1 Survival of Warranties. The respective indemnities, agreements, representations, warranties and covenants of the Company and of the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, its counsel or the Company, as the case may be.

10.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

10.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

10.4 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

10.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by telecopier or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified in the case of the Company, at 6305 Lusk Boulevard, San Diego, CA 92121 with a copy to Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121, Attn: Christian Waage, Esq., or in the case of the Investor, at the record address for the

Investor as reflected on the books of the Company, or at such other address as any party may designate by giving ten (10) days advance written notice to the other party. Notices shall be deemed delivered upon delivery if personally delivered, one business day after transmission with confirmation of receipt if sent by telecopier, or three days after deposit in the mails if mailed.

10.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and to hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.8 Costs, Expenses. Each party’s costs in connection with the preparation, execution delivery and performance of this Agreement (including without limitation legal fees) shall be borne by that party; provided that the Company shall pay the fees of one outside counsel for the Investor.

10.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

10.10 Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

10.11 Entire Agreement. This Agreement, together with any exhibits or schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

10.12 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Convertible Promissory Note Purchase Agreement as of the date first above written.

THE COMPANY:	INVESTOR:

Axesstel, Inc., a Nevada corporation

By:	By:

Name:	Name:

Title:	Title:

Mike HP Kwon	Satoru Yukie

[COUNTERPART SIGNATURE PAGE

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT]

Exhibit A

Form of Convertible Promissory Note

(see attached)

Exhibit B

FORM OF OPINION

The Investor shall have received an opinion, dated the Closing Date, of Gray Cary Ware & Freidenrich or Dieterich & Associates, counsel for the Company, that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own its properties and conduct its business as described in the Filings; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(ii) The Note has been duly authorized, executed, authenticated, issued and delivered and the Note constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii) The Note is convertible into Common Stock of the Company in accordance with its terms, the shares of such Common Stock initially issuable upon conversion of the Note have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of such Common Stock have been duly authorized and validly issued, are fully paid and nonassessable; and to the knowledge of such counsel, the shareholders of the Company have no preemptive rights with respect to the Note or the Common Stock issuable on conversion of the Note.

(iv) The Company is not and, after giving effect to the offering and sale of the Note and the application of the proceeds thereof as described herein, will not be an “investment company” as defined in the Investment Company Act of 1940.

(v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Agreement in connection with the issuance or sale of the Note by the Company, except (a) such as may be required under state securities laws (b) for the order of the Securities and Exchange Commission declaring the Shelf Registration Statement effective and (c) for the filing of a notice of sale on Form D as required by Rule 503 of Regulation D of the Securities Act.

(vi) To such counsel’s knowledge, there are no pending actions, suits or proceedings against or to the affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Note; and no such actions, suits or proceedings are threatened or, to such counsel’s knowledge, contemplated.

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(vii) The execution, delivery and performance of the Agreement and the issuance and sale of the Note and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Note as contemplated by the Agreement.

(viii) Such counsel have no reason to believe that any Filing, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Filings of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Filings; and the Filings comply as to form in all material respects.

(ix) The Agreement has been duly authorized, executed and delivered by the Company.

(x) It is not necessary in connection with (i) the offer, sale and delivery of the Note by the Company to the Investor pursuant to the Agreement or (ii) the resale of the Note by the Investor in the manner contemplated hereby to register the Note under the Securities Act of 1933, as amended.

(xi) To the knowledge of such counsel, the Company’s representation and warranty as set forth in Section 3.2 of the Agreement is true and correct in all material respects.

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